UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2022

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102

Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Voting Common Stock at an exercise price of $11.50	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jasper Therapeutics, Inc. 2022 Inducement Equity Incentive Plan

On March 14, 2022, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Jasper Therapeutics, Inc. (the “Company”) adopted the Jasper Therapeutics, Inc. 2022 Inducement Equity Incentive Plan (the “Plan”). The Plan will serve to advance the interests of the Company by providing a material inducement for the best available individuals to join the Company as employees by affording such individuals an opportunity to acquire a proprietary interest in the Company.

The Plan provides for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares solely to prospective employees of the Company or an affiliate of the Company provided that certain criteria are met. Awards under the Plan may only be granted to an individual, as a material inducement to such individual to enter into employment with the Company or an affiliate of the Company, who (i) has not previously been an employee or director of the Company or (ii) is rehired following a bona fide period of non-employment with the Company. The maximum number of shares available for grant under the Plan is 3,000,000 shares of the Company’s voting common stock (subject to adjustment for recapitalizations, stock splits, reorganizations and similar transactions). The Plan is administered by the Compensation Committee and expires ten years from the date of effectiveness.

The Plan has not been and will not be approved by the Company’s stockholders. Awards under the Plan will be made pursuant to the exemption from Nasdaq stockholder approval requirements for equity compensation provided by Nasdaq Listing Rule 5635(c)(4), which permits Nasdaq listed companies to make inducement equity awards to new employees without first obtaining stockholder approval of the award.

The foregoing description of the Plan does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Inducement Grant to Chief Executive Officer

On February 28, 2022, the Company filed a Current Report on Form 8-K announcing the appointment of Ronald Martell as the Company’s President and Chief Executive Officer. The Company also announced that, subject to approval by the Board or the Compensation Committee thereof, Mr. Martell would be granted an option to purchase such number of shares of the Company’s voting common stock as is equal to 4.5% of the outstanding shares of the Company’s common stock (the “Option”), measured as of the date of grant.

On March 14, 2022, the Compensation Committee approved the grant of the Option to Mr. Martell. The Option will vest over four years, with 25% of the total number of shares vesting on the one-year anniversary of the date of commencement of Mr. Martell’s employment with the Company and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject in each case to Mr. Martell’s continued service to the Company on each vesting date. The grant date for the Option will be the date of or the date immediately following the filing by the Company of a Registration Statement on Form S-8 covering shares of common stock issuable pursuant to the Plan. The Option will be granted pursuant to the Plan pursuant to the exemption for Nasdaq stockholder approval requirements for equity compensation provided by Nasdaq Listing Rule 5635(c)(4).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Jasper Therapeutics, Inc. 2022 Inducement Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2022	JASPER THERAPEUTICS, INC.

	By:	/s/ Jeet Mahal
Jeet Mahal
Chief Financial Officer, Chief Business Officer and Corporate Secretary

2